Exhibit (d)(22)

FORM OF

SCHEDULE A

(as of February 12, 2019)

CURRENCY HEDGED FUNDS	ANNUAL FEE AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS*	REAPPROVAL DATE	REAPPROVAL DAY**
Xtrackers MSCI Emerging Markets Hedged Equity ETF	0.65%	N/A	February 28th

Xtrackers MSCI EAFE Hedged Equity ETF	0.35%	N/A	February 28th

Xtrackers MSCI Brazil Hedged Equity ETF	0.60%	N/A	February 28th

Xtrackers MSCI Germany Hedged Equity ETF	0.45%	N/A	February 28th

Xtrackers MSCI Japan Hedged Equity ETF	0.45%	N/A	February 28th

Xtrackers International Real Estate ETF[1]	0.12%	N/A	February 28th

Xtrackers MSCI Europe Hedged Equity ETF	0.45%	N/A	February 28th

Xtrackers MSCI United Kingdom Hedged Equity ETF	0.45%	N/A	February 28th

Xtrackers MSCI South Korea Hedged Equity ETF	0.58%	N/A	February 28th

Xtrackers MSCI Mexico Hedged Equity ETF	0.50%	N/A	February 28th

Xtrackers MSCI All World ex-US Hedged Equity ETF	0.40%	N/A	February 28th

Xtrackers MSCI Eurozone Hedged Equity ETF	0.45%	N/A	February 28th

1 On December 20, 2018, the Board approved the following changes to the Fund: the Fund’s name will change to the “Xtrackers International Real Estate ETF”, and the Fund will track the STOXX Developed and Emerging Markets ex USA Total Market Real Estate Index. In addition, as of February 18, 2019, the effective date of those changes, the Fund’s unitary management fee will be reduced to 0.12%.

Xtrackers MSCI EAFE Small Cap Hedged Equity ETF	0.45%	N/A	February 28th

EQUITY FUNDS

Xtrackers Japan JPX-Nikkei 400 Equity ETF[2]	0.09%	N/A	February 28th

Xtrackers MSCI Latin America Pacific Alliance ETF[3]	0.45%	N/A	February 28th

Xtrackers FTSE Developed ex US Comprehensive Factor ETF	0.35%	N/A	February 28th

Xtrackers FTSE Emerging Comprehensive Factor ETF	0.50%	N/A	February 28th

Xtrackers Russell 1000 Comprehensive Factor ETF[4]	0.17%	N/A	February 28th

Xtrackers Russell 2000 Comprehensive Factor ETF	0.30%	N/A	February 28th

Xtrackers Germany Equity ETF[5]	0.09%	N/A	February 28th

Xtrackers Eurozone Equity ETF[6]	0.09%	N/A	February 28th

Xtrackers MSCI EAFE High Dividend Yield Equity ETF	0.20%	N/A	February 28th

Xtrackers MSCI All World ex US High Dividend Yield Equity ETF	0.20%	N/A	February 28th

Xtrackers FTSE All World ex US Comprehensive Factor ETF	0.35%	May 24, 2019	May 31st

Xtrackers FTSE Developed Europe Comprehensive Factor ETF	0.30%	May 24, 2019	May 31st

Xtrackers FTSE Japan Comprehensive Factor ETF	0.30%	May 24, 2019	May 31st

2 On July 17, 2018, the Board reduced the Fund’s unitary management fee from 0.15% to 0.09% of the Fund’s average daily net assets.

3 On July 17, 2018, the Board reduced the Fund’s unitary management fee from 0.55% to 0.45% of the Fund’s average daily net assets.

4 On July 17, 2018, the Board reduced the Fund’s unitary management fee from 0.19% to 0.17% of the Fund’s average daily net assets.

5 On July 17, 2018, the Board reduced the Fund’s unitary management fee from 0.15% to 0.09% of the Fund’s average daily net assets.

6 On July 17, 2018, the Board reduced the Fund’s unitary management fee from 0.15% to 0.09% of the Fund’s average daily net assets.

Xtrackers Managed Downside Volatility All World ETF	0.20%	May 24, 2019	May 31st

Xtrackers Managed Downside Volatility Developed International ETF	0.20%	May 24, 2019	May 31st

Xtrackers Managed Downside Volatility US Large Cap ETF	0.15%	May 24, 2019	May 31st

Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF	0.20%	May 16, 2020	May 31st

Xtrackers MSCI EAFE ESG Leaders Equity ETF[7]	0.14%	November 14, 2019	November 30th

Xtrackers MSCI ACWI ex USA ESG Leaders Equity ETF	0.16%	May 16, 2020	May 31st

Xtrackers Russell 1000 US QARP ETF	0.19%	November 14, 2019	November 30th

Xtrackers FTSE All World ex US Quality at a Reasonable Price ETF	0.35%	November 14, 2019	November 30th

Xtrackers United Kingdom Equity ETF	0.15%	November 14, 2019	November 30th

Xtrackers Indxx Advanced Life Science & Smart Healthcare ETF	0.50%	July 17, 2020	July 31st

Xtrackers Indxx New Energy & Environment ETF	0.50%	July 17, 2020	July 31st

Xtrackers Indxx Space & Exploration ETF	0.50%	July 17, 2020	July 31st

Xtrackers MSCI USA ESG Leaders Equity ETF	0.10%	February 12, 2021	February 28th

CHINA FUNDS

Xtrackers Harvest CSI 300 China A-Shares ETF	0.65%	N/A	February 28th

Xtrackers MSCI All China Equity ETF[8]	0.50%	N/A	February 28th

7 On May 16, 2018, the Board reduced the Fund’s unitary management fee from 0.20% to 0.14% of the Fund’s average daily net assets.

8 On July 17, 2018, the Board reduced the Fund’s unitary management fee from 0.60% to 0.50% of the Fund’s average daily net assets.

Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF	0.65%	N/A	February 28th

Xtrackers MSCI China A Inclusion Equity ETF[9]	0.60%	N/A	February 28th

FIXED INCOME FUNDS

Xtrackers Municipal Infrastructure Revenue Bond ETF[10]	0.15%	N/A	February 28th

Xtrackers Investment Grade Bond - Interest Rate Hedged ETF	0.25%	N/A	February 28th

Xtrackers Emerging Markets Bond - Interest Rate Hedged ETF	0.45%	N/A	February 28th

Xtrackers High Yield Corporate Bond - Interest Rate Hedged ETF	0.35%	N/A	February 28th

Xtrackers Barclays International Treasury Bond Hedged ETF	0.25%	N/A	February 28th

Xtrackers Barclays International Corporate Bond Hedged ETF	0.30%	N/A	February 28th

Xtrackers Barclays International High Yield Bond Hedged ETF	0.40%	N/A	February 28th

Xtrackers USD High Yield Corporate Bond ETF	0.20%	N/A	February 28th

Xtrackers iBoxx Emerging Markets Quality Weighted Bond ETF	0.35%	N/A	February 28th

Xtrackers 0-1 Year Treasury ETF	0.12%	May 24, 2019	May 31st

Xtrackers Bloomberg Barclays Global Aggregate Bond ETF	0.12%	May 24, 2019	May 31st

Xtrackers iBoxx USD Corporate Yield Plus ETF	0.20%	May 24, 2019	May 31st

Xtrackers High Beta High Yield Bond ETF	0.35%	May 24, 2019	May 31st

9 On May 16, 2018, the Board reduced the Fund’s unitary management fee to 0.60% of the Fund’s average daily net assets, effective as of June 1, 2018.

10 On February 12, 2019, the Board reduced the Fund’s unitary management fee from 0.30% to 0.15% of the Fund’s average daily net assets.

Xtrackers Short Duration High Yield Bond ETF	0.20%	May 24, 2019	May 31st

Xtrackers Low Beta High Yield Bond ETF	0.25%	July 25, 2019	July 31st

* Expressed as a percentage of average daily net assets. Out of each Fund’s advisory fee, the Adviser will pay all of the expenses of the Fund, except for the fee payments under this Agreement, payments under the Fund’s 12b-1 plan, if any, brokerage expenses, taxes, interest, litigation expenses and other extraordinary expenses.

** References to February 28 refer to February 29 in the case of a leap year.